SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – December 7, 2010

OMNICARE, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-8269	31-1001351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East RiverCenter Boulevard Suite 1600 Covington, Kentucky	41011 (Zip Code)
(Address of Principal Executive Offices)

(859) 392-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

3.75% Convertible Senior Subordinated Notes due 2025

On December 7, 2010, Omnicare, Inc. (the “Company”) issued $575 million principal aggregate amount of 3.75% Convertible Senior Subordinated Notes due 2025 (the “Notes”) pursuant to the Seventh Supplemental Indenture (the “Seventh Supplemental Indenture”), dated as of December 7, 2010, by and among the Company, the guarantors named therein and U.S. Bank National Association, as Trustee (the “Trustee”) to the Indenture, dated as of June 13, 2003, between the Company and the Trustee (the “Base Indenture” and together with the Supplemental Indenture, the “Indenture”).  A copy of the Seventh Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

    The Notes are guaranteed on an unsecured senior subordinated basis by substantially all of the Company's existing and future direct and indirect domestic subsidiaries.  The Notes and the guarantees are general senior subordinated obligations ranking equally to the Company’s other senior subordinated indebtedness and subordinated to the Company’s and the guarantors’ senior debt.  The Notes will pay interest semi-annually at a rate of 3.75% per annum and will mature on December 15, 2025. In addition, beginning with the six-month period commencing December 15, 2018, the Company will also pay contingent interest during any six-month period in which the trading price of the Notes, measured over a specified number of trading days, is 120% or more of the principal amount of the Notes. Upon certain circumstances, the Notes will be convertible into cash and, if applicable, shares of the Company’s common stock at an initial conversion rate of 36.4409 shares per $1,000 principal amount Notes (equal to an initial conversion price of approximately $27.44 per share), subject to adjustment. In the event that certain types of fundamental changes occur, the Company will increase the conversion rate as provided in the Indenture. After December 15, 2018, the Company may redeem some or all of the convertible notes at a redemption price of 100% of the principal amount of the convertible notes being redeemed plus accrued and unpaid interest to, but excluding, the applicable redemption date, if the closing sale price of its common stock has exceeded 120% of the then current conversion price for at least 20 trading days in any consecutive 30-day trading period ending on the trading day prior to the mailing of the notice of redemption. In addition, holders may require the Company to repurchase all or a portion of their Notes upon a fundamental change at a cash repurchase price equal to 100% plus accrued and unpaid interest (including contingent interest, if any).

The Base Indenture and the Seventh Supplemental Indenture are Exhibits 4.1 and 4.2, hereto, respectively and are incorporated herein by reference. The foregoing description of the Indenture is not complete and is qualified in its entirety by reference to the full text of the Indenture.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off−Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8−K is incorporated by reference into this Item 2.03 of this Current Report on Form 8−K.

Item 9.01.                      Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number

4.1
Subordinated Debt Securities Indenture, dated as of June 13, 2003 between Omnicare, Inc. and U.S. Bank National Association (as successor to SunTrust Bank), as trustee (incorporated herein by reference from Exhibit 4.2 to our Current Report on Form 8-K filed June 16, 2003).

4.2
Seventh Supplemental Indenture, dated as of December 7, 2010, by and among the Company, the Guarantors named therein and U.S. Bank National Association, as Trustee (including the form of 3.75% Convertible Senior Subordinated Note due 2025).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Omnicare, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ John L. Workman
John L. Workman
Executive Vice President and Chief Financial Officer

Date: December 7, 2010

EXHIBIT INDEX

Exhibit Number

4.1
Subordinated Debt Securities Indenture, dated as of June 13, 2003 between Omnicare, Inc. and U.S. Bank National Association (as successor to SunTrust Bank), as trustee (incorporated herein by reference from Exhibit 4.2 to our Current Report on Form 8-K filed June 16, 2003).

4.2
Seventh Supplemental Indenture, dated as of December 7, 2010, by and among the Company, the Guarantors named therein and U.S. Bank National Association, as Trustee (including the form of 3.75% Convertible Senior Subordinated Note due 2025).